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                                                                    EXHIBIT 10.1

                             UNIT PURCHASE AGREEMENT

                  This UNIT PURCHASE AGREEMENT (this "Purchase Agreement") is entered into as of October 16, 1997, by and between KNOLOGY Holdings, Inc., a Delaware corporation ("Seller"), and SCANA Communications, Inc., a South Carolina corporation ("Buyer").

                  Seller proposes to issue and sell to Buyer 71,050 of its Units (the "Units"). Each Unit consists of one 11.875% Senior Discount Note due 2007 (a "Note") to be issued pursuant to the provisions of an Indenture, dated as of the Closing Date (as defined below) (the "Indenture"), between Seller and United States Trust Company of New York (in such capacity, the "Trustee") and one Warrant (a "Warrant") entitling the holder thereof to purchase .003734 shares (collectively, the "Warrant Shares") of Preferred Stock, par value $.01 per share, of Seller (collectively, the "Preferred Stock"), to be issued pursuant to the provisions of a Warrant Agreement, dated as of the Closing Date (the "Warrant Agreement") between Seller and United States Trust Company of New York (in such capacity, the "Warrant Agent"). Concurrently with the sale of the Units to Buyer, Seller proposes to sell 373,050 Units to Morgan Stanley & Co. Incorporated and other placement agents (the "Placement Agents") pursuant to a Placement Agreement (the "Placement Agreement") between Seller and the Placement Agents (the "Placement Agent Offering").

                  The Units to be sold hereunder and in the Placement Agent Offering will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act").

                  Buyer, the Placement Agents and their direct and indirect transferees will be entitled to the benefits of (i) a registration rights agreement relating to the Notes (the "Notes Registration Rights Agreement"), dated as of the Closing Date, and (ii) a registration rights agreement relating to the Warrants (the "Warrants Registration Rights Agreement"), dated as of the Closing Date.

                  In connection with the sale of the Units hereunder and in the Placement Agent Offering, Seller has prepared a preliminary private placement memorandum (the "Preliminary Memorandum") and will prepare a final private placement memorandum (the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum") setting forth or including a description of the terms of the Units, the Notes and the Warrants and the Preferred Stock, the terms of the offering and a description of Seller and its business.

                  NOW, THEREFORE, in consideration of the undertakings in this Purchase Agreement, Seller and Buyer agree as follows:

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1.       PURCHASE AND DELIVERY OF UNITS

                  On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof and to receipt by Buyer on or before October 22, 1997 of approval of Buyer's Board of Directors of consummation of the transactions contemplated hereby, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, 71,050 Units at a purchase price of $562.96 per Unit, for an aggregate purchase price of $39,998,308.

                  Payment for the Units shall be made against delivery of the Units at a closing (the "Closing") to be held at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 9:00 A.M., local time, on October 22, 1997, or at such other time on the same or such other date, not later than November 5, 1997, as shall be designated in writing by the Placement Agents. The time and date of such payment are herein referred to as the Closing Date. Payments for the Units shall be made to Seller in federal funds or other funds immediately available in New York City.

                  Certificates for the Notes and the Warrants shall be in definitive form and registered in such names and in such denominations as Buyer shall request in writing not less than one full business day prior to the Closing Date. The certificates evidencing the Notes and the Warrants shall be delivered to Buyer on the Closing Date, with any transfer taxes payable in connection with the transfer of the Units, the Notes or the Warrants to Buyer duly paid, against payment of this Purchase price therefor.

2.       REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller represents and warrants to and agrees with Buyer, as of the date hereof, as follows:

                  (a) Seller has full power and authority to enter into this Purchase Agreement and to perform the transactions contemplated hereby. This Purchase Agreement has been duly authorized, executed and delivered by Seller and is a valid and binding agreement of Seller. The execution, delivery and performance by Seller of this Purchase Agreement, the fulfillment of and compliance with the terms and provisions hereof, and the consummation by Seller of the transactions contemplated hereby do not require any consent or approval other than that which has been obtained, conflict with or result in a breach by Seller of any of the terms or provisions of, or constitute a default under, any applicable law, rule, or regulation or any applicable decree, judgment or order of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over Seller.


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                  (b)      All of the representations, warranties and agreements
of Seller set forth in Section 1 of the Placement Agreement are incorporated herein by reference to the same extent as if set forth fully herein; provided, however, that any of such representations, warranties and agreements of Seller that relate to the Placement Agents, the Units being sold to the Placement
Agents or the Placement Agreement shall be deemed modified to refer instead to Buyer, the Units being sold to Buyer hereunder and this Purchase Agreement (except in Section 1(r) of the Placement Agreement).

                  (c) All of the provisions of the documents relating to the Units, Notes and Warrants, including without limitation the Indenture, the Warrant Agreement, the Notes Registration Rights Agreement, the Warrants Registration Rights Agreement, the Notes and the Warrants, treat the Units, Notes and Warrants being sold to Buyer hereunder in all respects in a manner identical to or at least as favorable as the Units, Notes and Warrants being sold to the Placement Agents, under the Placement Agreement (except for the six month restriction on transfer of the Units, Notes and Warrants being sold to Buyer hereunder set forth in the Notes Registration Rights Agreement), and in the event that the Units, Notes and Warrants being sold to Buyer hereunder are not treated in a manner identical to or at least as favorable as the Units, Notes and Warrants being sold to the Placement Agents, Seller shall enter into such further documents with Buyer as may be necessary to ensure such treatment.

3.       REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer hereby represents and warrants to and agrees with to Seller, as of the date hereof, as follows (subject to receipt by Buyer of approval of Buyer's Board of Directors of consummation of the transactions contemplated hereby):

                  (a) Buyer has full power and authority to enter into this Purchase Agreement and to perform the transactions contemplated hereby. This Purchase Agreement has been duly authorized, executed and delivered by Buyer and is a valid and binding agreement on the part of Buyer. The execution, delivery and performance by Buyer of this Purchase Agreement, the fulfillment of and compliance with the terms and provisions hereof, and the consummation by Buyer of the transactions contemplated hereby do not require any consent or approval other than that which has been obtained, conflict with or violate any term or provision of Buyer's organizational documents, or conflict with or result in any breach of, or constitute a default under, any agreement to which Buyer is a party or by which Buyer is bound, or result in a breach by Buyer of any of the terms or provisions of, or constitute a default under, any applicable law, rule, or regulation or any applicable decree, judgment or order of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over Buyer.


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                  (b)      Buyer has received a copy of the Preliminary
Memorandum and such other information as Buyer deems necessary in order to make Buyer's investment decision. Buyer has read and agrees to the matters stated under the caption "Transfer Restrictions" in the Preliminary Memorandum and the restrictions on duplication and circulation of the Preliminary Memorandum. Buyer understands that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture and that any subsequent transfer of the Warrants or Warrant Shares is subject to certain restrictions and conditions set forth under "Transfer Restrictions." Buyer also understands that transfer of the Securities purchased by Buyer hereunder is subject to certain restrictions and conditions set forth in the Notes Registration Rights Agreement. Buyer agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  (c) Buyer understands that the offer and sale of the Units, the Notes, the Warrants and the Warrant Shares (collectively, the "Securities") has not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. Buyer agrees that if Buyer should sell any Securities within the time period referred to in Rule 144(k) of the Securities Act, Buyer will do so only
(A) to Seller or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein),
(C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Trustee under the Indenture in the case of the Notes, to the Warrant Agent in the case of the Warrants and to the Transfer Agent and Registrar in the case of the Warrant Shares, a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee, Warrant Agent or Transfer Agent and Registrar as the case may be), and, if such transfer is in respect of an aggregate accreted value of Notes at the time of transfer of less than $100,000, or any transfer of Warrants or Warrant Shares, an opinion of counsel acceptable to Seller that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act (if available), or (E) pursuant to an effective registration under the Securities Act, and Buyer further agrees to provide to any person purchasing any of the Notes a notice advising such purchaser that resales of the Securities are restricted as stated herein.

                  (d) Buyer understands that, on any proposed resale of any Securities, Buyer will be required to furnish to Seller and the Trustee, Warrant Agent or Transfer Agent and Registrar (as applicable), such certification, legal opinions and other information as Seller and the Trustee, Warrant Agent or Transfer Agent and Registrar (as applicable) may reasonably require to confirm


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that the proposed sale complies with the foregoing restrictions. Buyer further understands that the Securities will bear a legend to the foregoing effect.

                  (e) Buyer is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) or Regulation D under the Securities
Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Buyer's investment in the Securities, and Buyer is able to bear the economic risk of Buyer's investment. Buyer is acquiring the Securities purchased hereunder for Buyer's own account. Buyer is not acquiring the Securities with a view to distribution thereof or with any present intention of offering or selling any Securities, except as permitted above.

5.       CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         The obligations of Buyer under this Purchase Agreement are subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of Buyer to carry out the provisions of this Purchase Agreement, unless such failure is agreed to in writing by Buyer:

                  (a) The representations and warranties made by Seller in this Purchase Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as though such representations and warranties were made on and as of such date.

                  (b) All conditions to closing of the Placement Agent Offering (the "Placement Agreement Conditions") shall have been satisfied or waived and the closing thereunder shall have occurred or be scheduled to occur with the closing hereunder.

                  (c) All of the Placement Agreement Conditions set forth in Section 4 of the Placement Agreement are incorporated herein by reference to the same extent as if set forth fully herein (other than any conditions which relate to Buyer, this Purchase Agreement or the closing hereunder); provided, however, that in lieu of the certificates, opinions and comfort letters referred to therein being delivered to Buyer, Buyer agrees to accept letters (in form reasonably acceptable to Buyer) permitting Buyer to rely on the certificates, opinions and comfort letters delivered to the Placement Agents in satisfaction of the Placement Agreement Conditions.

6.                COVENANTS

                  All of the covenants of the Company set forth in Section 5 of the Placement Agreement are incorporated herein by reference to the same extent as if set forth fully herein (other than covenants relating to resale of the Units or Regulations S).


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7.                SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                  All representations, warranties, covenants and agreements made pursuant to this Purchase Agreement shall survive the Closing and any investigation, audit or inspection at any time made by or on behalf of any party hereto.

8.                MISCELLANEOUS

                  (a) From and after the Closing hereunder, each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order fully to effectuate the purposes, terms and conditions of this Purchase Agreement.

                  (b) Seller represents and warrants to Buyer that Seller has not engaged any broker, finder or agent to which Buyer would incur any liability for any brokerage fees, finders' fees or commissions with respect to the transactions contemplated by this Purchase Agreement. Buyer represents and warrants to Seller that Buyer has not engaged any broker, finder or agent to which Seller would incur any liability for any brokerage fees, finders' fees or commissions with respect to the transactions contemplated by this Purchase Agreement.

                  (c) Seller shall pay all expenses (including all legal and accounting fees and disbursements) incident to this Purchase Agreement and the transactions contemplated hereunder, including without limitation all reasonable expenses incurred by Buyer.

                  (d) No party shall assign its rights and obligations under this Purchase Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other parties hereto, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect (except that Buyer may assign its rights under this Purchase Agreement to SCANA Corporation or any subsidiary thereof). In no event shall the assignment by any party of its respective rights or obligations under this Purchase Agreement, whether before or after the Closing Date, release such party from its respective liabilities and obligations hereunder.


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                  (e)      This Purchase Agreement, including any attachments or
other documents referred to herein or furnished pursuant hereto, constitutes the entire agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.
No amendment, modification or discharge of this Purchase Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought.

                  (f) No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Purchase Agreement or under any other documents furnished in connection with or pursuant to this Purchase Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

                  (g) If any part of any provision of this Purchase Agreement or any other agreement or document given pursuant to or in connection with this Purchase Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Purchase Agreement.

                  (h) This Purchase Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of State of New York (excluding the choice of law rules thereof).

                  (i) All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Purchase Agreement shall be in writing and sent by overnight courier and, at the same time, transmitted by telecopy, addressed as follows:

                           (i)      If to Buyer:

                                    SCANA Corporation
                                    1426 Main Street
                                    Columbia, South Carolina  28218
                                    Attention:  Kevin Marsh
                                    Telecopy No.: (803) 748-3336


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                           (ii)     If to the Seller:

                                    KNOLOGY Holdings, Inc.
                                    P. O. Box 510
                                    West Point, Georgia  31833
                                    Attention: William Morrow, President
                                    Telecopy No.: (706) 645-1446

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, telecopied or telexed in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy or telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

                  (j) To facilitate execution, this Purchase Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Purchase Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

                  (k) The covenants, undertakings and agreements set forth in this Purchase Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.


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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Purchase Agreement, or have caused this Purchase Agreement to be duly executed on their behalf, as of the day and year first above written.

                                     BUYER:

                                     SCANA COMMUNICATIONS, INC.

                                     By:    /s/  Kevin B. Marsh
                                           -------------------------------------
                                     Name:  Kevin B. Marsh
                                           -------------------------------------
                                     Title: Vice President & Chief Financial
                                           -------------------------------------
                                           Officer
                                           -------------------------------------


                                     SELLER:

                                     KNOLOGY HOLDINGS, INC.

                                     By:    /s/  William E. Morrow
                                           -------------------------------------
                                     Name:  William E. Morrow
                                           -------------------------------------
                                     Title: President & CEO
                                           -------------------------------------